22



Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-43601) pertaining to the 1995 Stock Option Plan and Consultants Option Plan of AFP Imaging Corporation of our report dated August 10, 2004, except for the third paragraph of Note 4, as to which the date is September 21, 2004, with respect to the consolidated financial statements and schedule of AFP Imaging Corporation included in the Annual Report (Form 10-K) for the year ended June 30, 2004.




GOLDSTEIN GOLUB KESSLER LLP

New York, New York


September 24, 2004